EXHIBIT 99.2

WeTrade Group Announces Strategic Alliance for Global Social E-commerce and Payment Business

BEIJING, Oct. 14, 2022 /PRNewswire/ -- WeTrade Group Inc. ("WeTrade" or the "Company") (NASDAQ: WETG), a global diversified "software as a service" ("SaaS") technology service provider which is committed to providing technical support and digital transformation tools for enterprises across different industries, today announced that it has entered into multiple strategic cooperation framework agreements (the "Agreements") with Second Pay Financing Inc.(1), Manny's Money Remittance and Forex Services Inc. (2), Supay Fintech Ltd. (3) and Web3zero Limited (4) to establish strategic alliances (the "Alliances") for global e-commerce and payment business.

The Company and allies of the Alliance agree to share resources, jointly develop global users and service users, promote various technical discussions on social e-commerce and financial technology("FinTech"), and formulate standards in relevant fields.

Mr. Pijun Liu, Chief Executive Officer of the Company, commented, "Social ecommerce has become increasingly popular for consumers worldwide. Additionally, convenient cross-board payment options are crucial for global users. We are very excited to establish Alliances with our partners as they are all experts in FinTech industry. Their capabilities will provide solid support for the future growth of our Alliances. We look forward to providing users with more methods to improve their visibility in the global market and more options to increase their payment flexibility. We expect the Alliances will strength our market position, improve our brand awareness and create value for our shareholders."

(1) A Philippines-based FinTech payment company.

(2) A FinTech company offering money transfer service for individuals and institutions.

(3)A New Zealand-based FinTech company.

(4) A FinTech company providing cloud-based payment infrastructure to serve digital commerce merchants in sectors such as e-Sports/i-Games/Forex, Metaverse, NFTs, & the traditional e-commerce.

About WeTrade Group Inc.

WeTrade Group Inc. is a global diversified "software as a service" ("SaaS") technology service provider which is committed to providing technical support and digital transformation tools for enterprises across different industries. The three main business segments of the Company are YCloud, WTPay and Y-Health.

YCloud is a micro-business cloud intelligent system launched by WeTrade, serving global micro-business industry. YCloud strengthens users' marketing relationship and CPS commission profit management through leading technology and big data analysis. It also helps increase the payment scenarios to increase customers' revenue by multi-channel data statistics, AI fission and management as well as improved supply chain system.

Independently developed by the Company, WTPay supports multiple methods of online payment and eight mainstream digital wallets in over 100 countries to help customers quickly realize global collection and payment business. Customers can use WTpay for global acquiring business, global store opening, global payment collection, international banking, global remittance and currency exchange.

Under its global public health business sector Y-Health, the Company engages in developing global business for biological health and medical enterprises. Currently, Y-Health mainly focuses on detection and prevention of epidemic, daily healthcare, traditional Chinese medicines, and others.

For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company's encourages you to review other factors that may affect its future results in the Company's annual reports and in its other filings with the Securities and Exchange Commission.

SOURCE WeTrade Group INC

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